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                                                                  Exhibit 23.1

                           Independent Auditors' Consent
                           -----------------------------

The Board of Directors
Reinsurance Group of America, Incorporated

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Reinsurance Group of America, Incorporated, with respect to the registration of 341,898 shares of Common Stock, of our reports dated January 29, 1998, relating to the consolidated balance sheets of Reinsurance Group of America, Incorporated and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports are included in the December 31, 1997 annual report on Form 10-K of Reinsurance Group of America, Incorporated.


                                    /s/ KPMG Peat Marwick LLP

                                    KPMG Peat Marwick LLP

St. Louis, Missouri
April 29, 1998